UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 18, 2005

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant’s Telephone Number, including Area Code

____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

(a) On February 18, 2005, Toys "R" Us, Inc. (the "Company") announced in a press release that it is reviewing its current method of accounting for leases and leasehold improvements as a result of views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission in a February 7, 2005 letter to the American Institute of Certified Public Accountants regarding certain operating lease accounting issues and their application under generally accepted accounting principles. Many companies in the retail and restaurant industries have recently announced that they will be correcting their accounting for leases and leasehold improvements.

Based on a preliminary review of the Company's accounting practices by its management, the Company will be required to correct an error in its accounting practices to conform the lease term used in calculating straight line rent expense with the term used to amortize improvements on leased property. As a result, the Company will be required to either lengthen the term for calculating rent expense to include option periods with escalating rents, which would generally have the effect of increasing rent expense, or shorten the depreciation or amortization period for leasehold improvements, which would have the effect of increasing annual depreciation and amortization expense.

The change in lease accounting and resulting non-cash adjustments will not have any effect on the Company's historical cash flows or the timing of payments under the related leases.

While the Company has not yet quantified the effects of the change in lease accounting, based on its preliminary review, the Company's audit committee and management concluded, at a meeting on February 17, 2005, that restatements of financial statements for prior fiscal years and periods will be required and that, accordingly, the Company's previously issued financial statements included in its annual report on Form 10-K for the year ended January 31, 2004 and in its quarterly reports on Form 10-Q filed during the fiscal year ended January 29, 2005 should not be relied upon. The audit committee and management have discussed these accounting matters with the Company's independent auditors.

The Company expects that the full review of these accounting matters by the Company and its independent auditors will be completed and disclosed at the time of its earnings release for the 2004 fiscal year.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

	Exhibit	Description

	99.1	Press Release dated February 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.

Date: February 18, 2005	By:	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President -
Chief Financial Officer